Exhibit 99-2



Broadband Wireless International Corporation CEO Terminates Officers.
---------------------------------------------------------------------


Adairsville, GA - May 6, 2004 - Broadband Wireless
International Corporation (OTCBB: BBAN) CEO Paul R.
Harris announces today the termination of the following officers;

Ron Tripp, Former President

Keith McAllister, Former Vice President

Michael Williams, Former Vice President

 "I made this decision based upon the investigation of the origination and release of the unauthorized
Press Release on May 4, 2004 that contained several material inaccuracies and attempted to repudiate certain contractual relationships that are corporate obligations. We are investigating the potential of other unauthorized activities that may have occurred." And "I would also like to state that this action in no way hinders the current operations of the company. The named officers preformed no day to day activities." stated CEO
Paul R. Harris.

Please address any concerns and question to the questionnaire on our web site, www.thenewbban.com.

About Broadband Wireless International Corporation

Broadband Wireless International Corporation is a diversified holdings company moving into a wide variety of investments that are intended to generate positive cash flow for the corporation and dividends for the shareholders. The company currently holds interest in the timber and music industries.

Safe Harbor Forward-Looking Statements

This release contains 'forward looking statements within the meaning of Section 27A of the Securities
Act of 1933 and Section 21B of the Securities
Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be 'forward looking statements. Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.





                         -End-





Company Contact:
Broadband Wireless International Corporation
110 Public Square Adairsville, GA 30103
Paul R. Harris CEO
Phone:  770-877-3445 or 770-877-3461
Fax:    770-877-3577